UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2010

ROADRUNNER TRANSPORTATION SYSTEMS, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	001-34734	20-2454942
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 S. PENNSYLVANIA AVE. CUDAHY, WISCONSIN	53110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 615-1500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 1, 2010, our board of directors increased its size from eight members to ten members, and appointed Mr. Christopher Doerr and Mr. James Staley to fill the vacancies created by the increase in the size. Each of Mr. Doerr and Mr. Staley will serve as a Class I director with a term expiring in 2011.

There was no arrangement or understanding pursuant to which Mr. Doerr or Mr. Staley was elected as a director, and since the beginning of our last fiscal year there have been no related party transactions between Mr. Doerr or Mr. Staley and our company. Mr. Doerr and Mr. Staley will serve on our compensation committee and our nominating/corporate governance committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Date: October 4, 2010

By: /s/ Peter R. Armbruster
Peter R. Armbruster
Chief Financial Officer